Exhibit 5.2

[Letterhead of Bradley Arant Boult Cummings LLP]

September 18, 2019

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

Ladies and Gentlemen:

We have acted as special counsel to each of the Opinion Guarantors (as defined below), each Opinion Guarantor being a direct or indirect subsidiary of Encompass Health Corporation, a Delaware corporation (the “Company”), in connection with the Opinion Guarantors’ guarantee, along with the other Guarantors (as defined below), of the $1,000,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes”) and 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”). The Notes are being issued under an Indenture (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of December 1, 2009, as amended and supplemented by the Eighth Supplemental Indenture thereto (the “Eighth Supplemental Indenture”), dated as of September 18, 2019, among the Company, the guarantors named therein (the “Guarantors”) and the Trustee relating to the 2028 Notes and the Ninth Supplemental Indenture thereto (the “Ninth Supplemental Indenture”), dated as of September 18, 2019, among the Company, the Guarantors and the Trustee relating to the 2030 Notes. The Base Indenture, as amended and supplemented by the Eighth Supplemental Indenture and the Ninth Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Guarantors pursuant to the guarantees included in the Indenture (the “Guarantees”), and are being sold pursuant to an Underwriting Agreement dated as of September 9, 2019 (the “Underwriting Agreement”), among the Company, the Guarantors, and Citigroup Global Markets Inc. as representative of the underwriters listed on Schedule 1 to the Underwriting Agreement (the “Underwriters”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the registration statement on Form S-3 (Registration No. 333-220519) filed by the Company and the co-registrants named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 19, 2017, as amended by the Post-Effective Amendment No. 1, filed with the Commission on September 9, 2019 (such registration statement, as amended and including the form of prospectus included therein and the documents incorporated by reference therein at the time of effectiveness pursuant to Rule 430B under the Securities Act, being referred to herein as the “Registration Statement”); (ii) the prospectus dated September 18, 2017, included in the Registration Statement, relating to the offering from time to time of the Company’s securities and the related guarantees of the co-registrants (the “Base Prospectus”); (iii) the preliminary prospectus supplement dated September 9, 2019, relating to the Notes, in the form filed on September 9, 2019, with the Commission, pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”); (iv) the prospectus supplement dated September 9, 2019, relating to the Notes, in the form filed on September 11, 2019, with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”); (v) the Underwriting Agreement; (vi) the Indenture; (vii) the form of the Notes, including the Guarantees therein, attached to the Eighth Supplemental Indenture and the Ninth Supplemental Indenture; (viii) the global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $500,000,000, representing the 2028 Notes purchased and sold pursuant to the Underwriting Agreement (the “2028 Global Note”); (ix) the global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $500,000,000, representing the 2030 Notes purchased and sold pursuant to the Underwriting Agreement (the “2030 Global Note” and, together with the 2028 Global Note, the “Global Notes”); (x) the articles of incorporation, articles of organization, certificate of organization or other constituent documents, as applicable, and bylaws or operating agreements (or certificates of assumed name and the partnership agreements or similar documents) of each of the Guarantors listed on Appendix I to this opinion (the “Opinion Guarantors”); (xi) certain resolutions adopted by the board of directors, board of managers or partners, as applicable, and any resolutions authorizing the same, of each Opinion Guarantor, relating to the Notes and Guarantees and certain related matters; (xii) originals, or copies certified or otherwise identified, of certificates of public officials (the “Public Certificates”) and of representatives of the Company and the Opinion Guarantors and (xiii) statutes and such other documents as we have deemed necessary or appropriate for the basis of our opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than with respect to the Opinion Guarantors) any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies, and the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. In conducting our examination of documents, we have also assumed that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties and, except with respect to the Opinion Guarantors, (i) the power, corporate or other, of all parties thereto to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, thereof, and (iii) the due execution and delivery by such parties of such documents. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and Guarantors. We have further assumed that the Public Certificates have been properly given and are accurate as of the date thereof and as of the date of this opinion.

Our opinions set forth herein are limited in all respects to the Massachusetts Limited Liability Company Act, the South Carolina Business Corporation Act of 1988, the South Carolina Uniform Limited Liability Company Act of 1996 and the Texas Business Organizations Code, and we do not express any opinion with respect to the federal laws of the United States or of any other jurisdiction, or any effect which such laws may have on the opinions expressed herein. The opinions set forth below are limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws, rules or regulations or the interpretations thereof or such facts.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each of the Opinion Guarantors is validly existing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

2.

Each of the Opinion Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, under the laws of its state of incorporation or formation, as applicable, to execute, deliver and perform its obligations under the Indenture, including the Guarantees of the Notes in accordance with the provisions of the Indenture.

3.

The execution and delivery by each of the Opinion Guarantors of the Indenture and the performance of its obligations thereunder, including the Guarantees of the Notes in accordance with the provisions of the Indenture, have been duly authorized by each of the Opinion Guarantors.

4.	The Opinion Guarantors have each duly executed and delivered the Eighth Supplemental Indenture and the Ninth Supplemental Indenture.

The opinion rendered in paragraph (1) above with respect to the existence of the Opinion Guarantors under the laws of their respective jurisdiction of incorporation or formation is based solely on our review of the Public Certificates.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, dated September 18, 2019, which is incorporated by reference into the Registration Statement, and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Bradley Arant Boult Cummings LLP

Appendix I

Opinion Guarantors

Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC, a Massachusetts limited liability company

Encompass Health Rehabilitation Hospital of Charleston, LLC, a South Carolina limited liability company

Encompass Health Rehabilitation Hospital of Florence, Inc., a South Carolina corporation

HealthSouth Rehabilitation Hospital of North Houston, LP, a Texas limited partnership